EXHIBIT 4.4

FORM OF SERIES A SHARE PURCHASE WARRANT

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO A U.S. PERSON EXCEPT AFTER THE EXPIRY OF A 40 DAY DISTRIBUTION COMPLIANCE PERIOD AS PRESCRIBED IN REGULATION S."

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE APRIL 28, 2006"

SERIES A WARRANT CERTIFICATE

SERIES A WARRANT FOR PURCHASE OF COMMON SHARES

THIS SERIES A WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

THIS SERIES A WARRANT IS NOT TRANSFERABLE

CLEARLY CANADIAN BEVERAGE CORPORATION
(Incorporated under the laws of British Columbia)

SERIES A WARRANT CERTIFICATE NO. A-1(Rev)

[____________] SERIES A WARRANTS

Each such warrant entitling the holder to purchase one (1) Common Share at the Exercise Price of $1.25 US per Common Share if exercised at or before 5:00 p.m. (Vancouver time) on that date which is two (2) years following the effective date on which the securities represented by this certificate have first been registered pursuant to a registration statement filed with the U.S. Securities and Exchange Commission.

DATE OF ISSUANCE: DECEMBER 28, 2005

THIS IS TO CERTIFY THAT [_____________________________] (herein called the "Holder") is entitled to acquire in the manner herein provided, subject to the restrictions herein contained, during the period commencing on the date hereof and ending at 5:00 p.m. (Vancouver time) on that date which is two (2) years following the effective date on which the securities represented by this certificate have first been registered pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (the "Expiry Date"), the number of fully paid and non-assessable common shares ("Common Shares") without nominal or par value of Clearly Canadian Beverage Corporation (the “Company") as set forth above.

The Series A Warrants are governed by the Terms and Conditions attached.

Unless they are first registered pursuant to a registration statement filed with the U.S. Securities and Exchange Commission that is effective at the date of issue, any Common Shares issuable on exercise of the Series A Warrants represented by this Certificate will contain the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED TO A U.S. PERSON EXCEPT AFTER THE EXPIRY OF A 40 DAY DISTRIBUTION COMPLIANCE PERIOD, OR 40 DAYS FROM THE DATE OF EXERCISE OF THIS WARRANT, AS PRESCRIBED IN REGULATION S.”

If any of the Series A Warrants represented by this Certificate are exercised within four months from the date of this Warrant, any Common Shares issued upon such exercise may also contain the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE APRIL 28, 2006"

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

ARTICLE 1
INTERPRETATION

1.1 Definitions

     In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Common Shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the Common Shares;
(b)

“Company” means Clearly Canadian Beverage Corporation or its successor corporation as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter “Company” will mean such successor corporation;

(c)	“Company's Auditors” means an independent firm of accountants duly appointed as Auditors of the Company;
(d)

“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(e)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
(f)	“Warrant Holders” or “Holders” means the holders of the Warrants; and
(g)	“Warrants” mean share purchase warrants issued by the Company.

1.2 Gender

     Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3 Interpretation Not Affected by Headings

     The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4 Applicable Law

     The Warrants will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and will be treated in all respects as British Columbia contracts.

ARTICLE 2
ISSUE OF ADDITIONAL WARRANTS

2.1 Additional Warrants

     The Company may at any time and from time to time issue additional warrants or grant options or similar rights to acquire or purchase Common Shares.

2.2 Issue in Substitution for Lost Warrants

(a)

In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b)

The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.3 Warrant Holder Not a Shareholder

     A Warrant Holder is not a shareholder of the Company, is not entitled to any rights or interests as a shareholder of the Company and has only the rights and interests expressly provided herein.

ARTICLE 3
NOTICE

3.1 Notice to Warrant Holders

     Any notice to be given to the Holders will be sent by prepaid registered post and will be deemed to have been received by the Holder on the fourth day following the mailing thereof or on the date of successful facsimile transmission or email. Any such notice will be addressed to the Holder at the address of the Holder appearing on the Holder's Warrant or to such other address as the Holder may advise the Company by notice in writing.

3.2 Notice to the Company

     Any notice to be given to the Company may be delivered personally, or sent by facsimile or other means of electronic communication providing a printed copy (“Electronic Communication”) or may be forwarded by first class prepaid registered mail to the addresses set forth below. Any notice delivered or sent by Electronic Communication shall be deemed to have been given and received at the time of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on expiration of 72 hours after it is posted, addressed as follows:

Clearly Canadian Beverage Corporation
2267 West 10th Avenue
Vancouver, BC
V6K 2J1
Attention: The President
Facsimile No.: (604) 730-0133

ARTICLE 4
EXERCISE OF WARRANTS

4.1 Method of Exercise of Warrants

     The right to acquire Common Shares conferred by the Warrants may be exercised by the Holder of such Warrant by surrendering the Warrant Certificate representing same, together with a duly completed and executed Exercise Form in the form attached hereto and a bank draft or certified cheque payable to the Company at its principal office in the City of Vancouver, British Columbia, for the purchase price applicable at the time of exercise in respect of the number of Warrants exercised.

4.2 Effect of Exercise of Warrants

(a)

Upon surrender and payment as aforesaid the Common Shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record of such Common Shares on the date of such surrender.

(b)

Within ten (10) business days after surrender as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the Common Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Common Shares not exceeding those which the Warrant Holder is entitled to acquire pursuant to the Warrant surrendered.

4.3 Subscription for Less Than Entitlement

     The holder of any Warrant may subscribe for and acquire a number of Common Shares, less than the number which he is entitled to acquire pursuant to the surrendered Warrant. In the event of any acquisition of a number of Common Shares less than the number which can be acquired pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the Common Shares which he was entitled to acquire pursuant to the surrendered Warrant and which were not then acquired.

4.4 Warrants for Fractions of Shares

     To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to receive a whole number of such Common Shares.

4.5 Expiration of Warrants

     After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will no longer be valid and of no effect.

4.6 Time of Essence

Time will be of the essence hereof.

4.7 Adjustments

     The number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

(a)

if and whenever the Common Shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of Common Shares the number of Common Shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be;

(b)

(i) in case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a “Reorganization”), each Warrant will after such Reorganization confer the right to acquire the number of shares or other securities of the Company (or of the Company resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization;

(ii) in any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article 4 relating to the rights and interest thereafter of the holders of the Warrants so that the provisions of this Article 4 will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization or the exercise of the Warrants;
(iii) the subdivision or consolidation of Common Shares at any time outstanding into a greater or lesser number of Common Shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this Section 4.7(f);
(c)

the adjustments provided for in this Section 4.7 are cumulative and will become effective immediately after the record date for or, if a record date is fixed, the effective date of the event which results in such adjustments.

4.8 Determination of Adjustments

     If any questions will at any time arise with respect to any adjustment provided for in Section 4.7, such question will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of chartered accountants, in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the holders of the Warrants.

ARTICLE 5
COVENANTS BY THE COMPANY

5.1 Reservation of Shares

     The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Common Shares which they are or may be entitled to acquire pursuant thereto and hereto.

5.2 Company may Purchase

     The Company may from time to time offer to purchase and purchase, for cancellation only, any Warrants in such manner, from such persons and on such terms and conditions as it determines.

ARTICLE 6
WAIVER OF CERTAIN RIGHTS

6.1 Immunity of Shareholders, Etc.

     The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and releases and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of Common Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

ARTICLE 7
MODIFICATION OF TERMS, MERGER, SUCCESSORS

7.1 Modification of Terms and Conditions for Certain Purposes

     From time to time the Company may, subject to the provisions of these Terms and Conditions, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

7.2 Transferability

The Warrant and all rights attached to it are not transferable or assignable.

IN WITNESS WHEREOF CLEARLY CANADIAN BEVERAGE CORPORATION has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date of issuance first above written.

SIGNED BY:

CLEARLY CANADIAN BEVERAGE CORPORATION

Per:  ______________________________
        Authorized Signatory

Date: ______________________________

EXERCISE FORM FOR WARRANTS

TO: CLEARLY CANADIAN BEVERAGE CORPORATION

1. The undersigned hereby irrevocably subscribes for and exercises the right to acquire ________________ Common Shares of Clearly Canadian Beverage Corporation. (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Warrant Certificate) and encloses a bank draft, certified cheque or money order in lawful money of the United States of America payable to Clearly Canadian Beverage Corporation for the aggregate Exercise Price.

2.	The Common Shares (or other securities or property) are to be issued as follows:
Name: ______________________________________________________________________________________________
(print clearly)
Address in full: __________________________________________________________________________________

Number of Common Shares: ______________________________________________________________________________________________
3.	Such securities should be sent by courier to:
Name: ______________________________________________________________________________________________
(print clearly)
Address in full: ________________________________________________________________________________

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of the undersigned and should be sent by courier to:

          Name: ________________________________________________________________________________
                                (print clearly)

          Address in full: _____________________________________________________

4. The undersigned represents, warrants and certifies as follows (one of the following must be checked):

(a)	[ ]

the undersigned holder at the time of exercise of the Warrants is not in the United States, is not a "U.S. person" as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Warrants on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

(b)	[ ]

the undersigned holder is resident in the United States or is a U.S. Person who is a resident of the jurisdiction referred to in the address appearing below, and: (i) is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Warrant Certificate; (ii) is purchasing the Warrant Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (iii) is purchasing the Warrant Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iv) in the case of the purchase by the undersigned holder of the Warrant Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor;

(c)	[ ]

the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the securities to be delivered upon exercise of this Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

"United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

The undersigned holder understands that the certificate representing the Common Shares issued upon exercise of the Warrants will, unless the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box 4(b) or 4(c) above is checked.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the __________day of ________________, 200___.
(Signature of Warrant holder)

Print full name

Print full address

Instructions:

1.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised together with payment of the aggregate Exercise Price, by certified cheque, bank draft or money order payable to the order of the Company, to the Company at its principal office at 2267 West 10th Avenue, Vancouver, British Columbia, V6K 2J1, attention: The President, and such other documents as the Company may reasonably require. Certificates for Common Shares will be delivered or mailed within five Business Days after the exercise of the Warrants. The rights of the registered warrant holder hereof cease if the Warrants are not exercised prior to the Expiry Time.

2.

If Box 4(c) is checked, any opinion tendered must be from counsel of recognized standing in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrants should contact the Company in advance to determine whether any opinions tendered will be acceptable to the Company.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of Clearly Canadian Beverage Corporation (the “Company”) by the holder, the holder hereby represents and warrants to the Company that the holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

______	(1)

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934 or any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

______	(2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

______	(3)

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

______	(4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

______	(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000; or

______	(6)

Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.